EXHIBIT 3.1 ARTICLES OF INCORPORATION

Articles of Incorporation

of

Lisboa Leisure, Inc.

First. The name of the corporation is Lisboa Leisure, Inc.

Second.  The registered office of the corporation in the State of Nevada is located at 1802 N. Carson Street, Suite 108, Carson City, Nevada 89701.  The corporation may maintain an office, or offices, in such other places within or without the State of Nevada as may be from time to time designated by the Board of Directors or the By-Laws of the corporation.  The corporation may conduct all corporation business of every kind and nature outside the State of Nevada as well as within the State of Nevada.

Third. The objects for which this corporation is formed are to engage in any lawful activity, including, but not limited to the following:

a)

Shall have such rights, privileges and powers as may be

   conferred upon corporations by any existing law.

b)

May at any time exercise such rights, privileges and powers,

   when not inconsistent with the purposes and objects for which this corporation is organized.

c)

Shall have power to have succession by its corporate name for the period limited in its certificate or articles of

   incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

    d) Shall have power to sue and be sued in any court of law or equity.

    e) Shall have power to make contracts.

    f) Shall have power to hold, purchase and convey real and

       personal estate and to mortgage or lease any such real and personal estate with its franchises.  The power to hold real and personal estate shall include the power to take the same by devise or  bequest  in the  State of Nevada, or in any other state, territory or country.

    g) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

    h) Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of

       Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

i)

Shall have power to wind up and dissolve itself, or be wound up or dissolved.

j)

Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure.  The use of a seal or stamp by the corporation on any corporate documents is not necessary.  The corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

k)

Shall have the power to borrow money and contract debts when

Necessary for the transaction of its business, or for the  exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of  its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a  specified time or times, or payable upon the happening of a  specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

1)

Shall have power to guarantee, purchase, hold, sell, assign,

   transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any  bonds, securities or evidences of the indebtedness created by, any other corporation or

   corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or  evidences of indebtedness, to exercise all rights, powers and privileges of ownership, including the right to vote, if any.

m)

Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefore its capital, capital surplus, surplus, or other property to fund.

n)

Shall have power to conduct business, have one or more offices,

and conduct any legal activity in the State of Nevada, and in any of the several states, territories, possessions and  dependencies of the United States, the District of Columbia, and any foreign countries,

o)

Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its

   certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and

   benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment

   of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any

   amendments thereof.

    p) Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.

q) Shall have power to enter into partnerships, general or limited,

or joint ventures, in connection with any lawful activities, as  may be allowed by law.

Fourth.  That the total number of common stock authorized that may be issued by the Corporation is seventy-five million (75,000,000) shares of stock with a par value of one tenth of one cent ($0.001) per share and no other class of stock shall be authorized.  Said shares may be issued by the corporation from time to time for such considerations as may be fixed by the Board of Directors.

Fifth. The governing board of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation, providing that the number of directors shall not be reduced to fewer than one (1).

         The first Board of Directors shall be one (1) in number and the name and post office address of the Director shall be listed as follows:

   Name: Daniel A. Kramer

   Address: 1802 N. Carson Street, Suite 108, Carson City, Nevada 89701

Sixth. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to  pay the debts of the corporation.

Seventh. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

   Daniel A. Kramer

   1802 N. Carson Street, Suite 108, Carson City, Nevada 89701

Eighth. The Resident Agent for this corporation shall be VAL-U-CORP SERVICES, INC. The address of the Resident Agent, and, the registered or statutory address of this corporation in the State of Nevada, shall be: 1802 N. Carson Street, Suite 108, Carson City, Nevada 89701.

Ninth. The corporation is to have perpetual existence.

Tenth. In furtherance and not in limitation of the powers conferred by  the statute, the Board of Directors is expressly authorized:

     a) Subject to the By-Laws, if any, adopted by the Stockholders,

   to make, alter or amend the By-Laws of the corporation.

     b) To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal

   property of this corporation.

     c) By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to

        consist of one or more of the Directors of the corporation,

        which, to the extent provided in the resolution, or in the By-

        Laws of the corporation, shall have and may exercise the

        powers of the Board of Directors in the management of the

        business and affairs of the corporation. Such committee, or committees, shall have such name, or names as may be stated in the By-Laws of the corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

 d) When and as authorized by the affirmative vote of the

    Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the corporation.

Eleventh. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be  issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

Twelfth. No Director or Officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or Officer involving any act or omission of any such Director or Officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director or Officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada  Revised Statutes.  Any repeal or modification of this Article by the Stockholders of the corporation shall be prospective only, and shall not adversely affect any limitations on the personal liability of a Director or Officer of the corporation for acts or omissions prior to such repeal or modification.

Thirteenth.  This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

         I, the undersigned, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this May 18, 2010.

                               /s/ Daniel A. Kramer

                               --------------------

                                 Daniel A. Kramer

                                    Incorporator